Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Second-Quarter Revenue of $13.2 Billion,
Consistent with Outlook

News Highlights:

•	Revenue of $13.2 billion consistent with outlook, gross margin of 62.5%, slightly better than outlook

◦	Client Computing Group revenue of $7.5 billion, up 2 percent sequentially and down 14 percent year-over-year

◦	Data Center Group revenue of $3.9 billion, up 5 percent sequentially and up 10 percent year-over-year

◦	Internet of Things Group revenue of $559 million, up 5 percent sequentially and up 4 percent year-over-year

◦	Software and services operating segments revenue of $534 million, flat sequentially and down 3 percent year-over-year

•	Qualified Intel 6th Gen Intel® Core™ processor (“Skylake”) for production, which will deliver exciting new PC experiences in the second half of 2015

SANTA CLARA, Calif., July 15, 2015 -- Intel Corporation today reported second-quarter revenue of $13.2 billion, operating income of $2.9 billion, net income of $2.7 billion and EPS of 55 cents. The company generated approximately $3.4 billion in cash from operations, paid dividends of $1.1 billion, and used $697 million to repurchase 22 million shares of stock.

“Second-quarter results demonstrate the transformation of our business as growth in data center, memory and IoT accounted for more than 70 percent of our operating profit and helped offset a challenging PC market," said Intel CEO Brian Krzanich. “We continue to be confident in our growth strategy and are focused on innovation and execution. We expect the launches of Skylake, Microsoft's Windows* 10 and new OEM systems will bring excitement to client computing in the second half of 2015.”

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Financial Comparison
Quarterly Year-Over-Year
	Q2 2015	Q2 2014	vs. Q2 2014
Revenue	$13.2 billion	$13.8 billion	down 5%
Gross Margin	62.5%	64.5%	down 2.0 points
R&D and MG&A	$5.0 billion	$4.9 billion	up 2%
Operating Income	$2.9 billion	$3.8 billion	down 25%
Tax Rate	9.3%	28.7%	down 19.4 points
Net Income	$2.7 billion	$2.8 billion	down 3%
Earnings Per Share	55 cents	55 cents	flat

Financial Comparison
Quarterly Sequential
	Q2 2015	Q1 2015	vs. Q1 2015
Revenue	$13.2 billion	$12.8 billion	up 3%
Gross Margin	62.5%	60.5%	up 2.0 points
R&D and MG&A	$5.0 billion	$4.9 billion	up 2%
Operating Income	$2.9 billion	$2.6 billion	up 11%
Tax Rate	9.3%	25.5%	down 16.2 points
Net Income	$2.7 billion	$2.0 billion	up 36%
Earnings Per Share	55 cents	41 cents	up 34%

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Business Outlook
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after July 15.

Q3 2015

•	Revenue: $14.3 billion, plus or minus $500 million.

•	Gross margin percentage: 63 percent, plus or minus a couple of percentage points.

•	R&D plus MG&A spending: approximately $4.9 billion.

•	Restructuring charges: approximately $175 million.

•	Amortization of acquisition-related intangibles: approximately $70 million.

•	Impact of equity investments and interest and other: approximately $100 million net gain.

•	Depreciation: approximately $2.0 billion.

Full-Year 2015

•	Revenue: down approximately one percent.

•	Gross margin percentage: 61.5 percent, plus or minus a couple of percentage points.

•	R&D plus MG&A spending: $19.8 billion, plus or minus $400 million.

•	Amortization of acquisition-related intangibles: approximately $265 million.

•	Depreciation: $7.9 billion, plus or minus $100 million.

•	Tax rate: approximately 26 percent for the third and fourth quarters.

•	Full-year capital spending: $7.7 billion, plus or minus $500 million.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook
Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business on September 11 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, restructuring charges, and tax rate, will be effective only through the close of business on July 22. Intel’s Quiet Period will start from the close of business on September 11 until publication of the company’s third-quarter earnings release, scheduled for October 13. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

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Risk Factors
The above statements and any others in this release that refer to plans and expectations for the second quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "should," and variations of such words and similar expressions are intended to identify such forward-looking statements.Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•
Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, risks associated with our proposed acquisition of Altera are described in the “Forward Looking Statements” paragraph of Intel’s press release dated June 1, 2015, which risk factors are incorporated by reference herein.

A detailed discussion of these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.

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Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be available on the site.

Intel plans to report its earnings for the third quarter of 2015 on October 13. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, Intel CFO and executive vice president, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. As a leader in corporate responsibility and sustainability, Intel also manufactures the world's first commercially available "conflict-free" microprocessors. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com and about Intel's conflict-free efforts at conflictfree.intel.com.

Intel, the Intel logo, Core and Ultrabook are trademarks of Intel Corporation in the United States and other countries.
*Other names and brands may be claimed as the property of others.

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INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	Jun 27, 2015	Jun 28, 2014	Jun 27, 2015	Jun 28, 2014
NET REVENUE	$13,195	$13,831	$25,976	$26,595
Cost of sales	4,947	4,914	9,998	10,065
GROSS MARGIN	8,248	8,917	15,978	16,530

Research and development	3,087	2,859	6,082	5,705
Marketing, general and administrative	1,949	2,061	3,902	4,108
R&D AND MG&A	5,036	4,920	9,984	9,813
Restructuring and asset impairment charges	248	81	353	218
Amortization of acquisition-related intangibles	68	72	130	145
OPERATING EXPENSES	5,352	5,073	10,467	10,176
OPERATING INCOME	2,896	3,844	5,511	6,354
Gains (losses) on equity investments, net	100	95	132	143
Interest and other, net	(13)	(17)	13	95
INCOME BEFORE TAXES	2,983	3,922	5,656	6,592
Provision for taxes	277	1,126	958	1,866
NET INCOME	$2,706	$2,796	$4,698	$4,726

BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.57	$0.56	$0.99	$0.95
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.55	$0.55	$0.96	$0.92

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,759	4,981	4,750	4,977
DILUTED	4,909	5,123	4,912	5,120

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INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Jun 27, 2015	Mar 28, 2015	Dec 27, 2014
CURRENT ASSETS
Cash and cash equivalents	$4,454	$4,244	$2,561
Short-term investments	2,606	1,864	2,430
Trading assets	6,810	8,010	9,063
Accounts receivable, net	3,860	3,246	4,427
Inventories
Raw materials	490	528	462
Work in process	2,668	2,190	2,375
Finished goods	1,660	1,700	1,436
	4,818	4,418	4,273
Deferred tax assets	1,895	2,048	1,958
Other current assets	2,267	2,636	3,018
TOTAL CURRENT ASSETS	26,710	26,466	27,730

Property, plant and equipment, net	32,683	33,296	33,238
Marketable equity securities	7,208	6,549	7,097
Other long-term investments	1,727	1,675	2,023
Goodwill	11,037	10,766	10,861
Identified intangible assets, net	4,226	4,211	4,446
Other long-term assets	6,901	6,603	6,561
TOTAL ASSETS	$90,492	$89,566	$91,956

CURRENT LIABILITIES
Short-term debt	$1,118	$1,121	$1,604
Accounts payable	2,359	2,775	2,748
Accrued compensation and benefits	2,572	2,011	3,475
Accrued advertising	1,021	1,014	1,092
Deferred income	2,082	2,196	2,205
Other accrued liabilities	4,377	5,918	4,895
TOTAL CURRENT LIABILITIES	13,529	15,035	16,019

Long-term debt	12,116	12,112	12,107
Long-term deferred tax liabilities	3,251	3,462	3,775
Other long-term liabilities	2,996	3,125	3,278

TEMPORARY EQUITY	905	908	912

Stockholders' equity
Preferred Stock	—	—	—
Common stock and capital in excess of par value	22,625	22,395	21,781
Accumulated other comprehensive income (loss)	645	68	666
Retained Earnings	34,425	32,461	33,418
TOTAL STOCKHOLDERS' EQUITY	57,695	54,924	55,865
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$90,492	$89,566	$91,956

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INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q2 2015	Q1 2015	Q2 2014
CASH INVESTMENTS:
Cash and short-term investments	$7,060	$6,108	$7,540
Trading assets	6,810	8,010	9,771
Total cash investments	$13,870	$14,118	$17,311

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$853	$965	$951
Deferred income from software and services	1,229	1,231	1,220
Total current deferred income	$2,082	$2,196	$2,171

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,977	$1,848	$1,880
Share-based compensation	$332	$368	$303
Amortization of intangibles	$214	$251	$290
Additions to property, plant and equipment[1]	$(1,767)	$(2,025)	$(2,828)
Acquisitions, net of cash acquired	$(467)	$(57)	$(29)
Investments in non-marketable equity investments	$(280)	$(278)	$(971)
Repurchase of common stock	$(697)	$(750)	$(2,081)
Proceeds from sales of common stock to employees & excess tax benefit	$244	$363	$584
Payment of dividends to stockholders	$(1,146)	$(1,137)	$(1,126)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,759	4,741	4,981
Dilutive effect of employee equity incentive plans	62	82	68
Dilutive effect of convertible debt	88	91	74
Weighted average shares of common stock outstanding - diluted	4,909	4,914	5,123

STOCK BUYBACK:
Shares repurchased[2]	24	21	76
Cumulative shares repurchased (in billions)	4.7	4.7	4.5
Remaining dollars authorized for buyback (in billions)	$10.9	$11.6	$0.5

OTHER INFORMATION:
Employees (in thousands)	106.7	106.4	104.9

1$20 million of equipment received in Q2 2015 is excluded from Q2 2015 capital spending. A substantial majority of the equipment was prepaid in 2013, and was reflected as cash from operations in the respective periods in which the cash was paid.
2 Shares repurchased in Q2 2015 and Q2 2014 included a small portion paid for in cash during the subsequent quarter.

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INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended		Six Months Ended
	Jun 27, 2015	Jun 28, 2014	Jun 27, 2015	Jun 28, 2014
Net Revenue
Client Computing Group
Platform	$7,124	$8,323	$14,173	$15,995
Other	413	395	784	820
	7,537	8,718	14,957	16,815
Data Center Group
Platform	3,579	3,254	6,998	6,105
Other	271	255	531	491
	3,850	3,509	7,529	6,596
Internet of Things Group
Platform	487	454	949	864
Other	72	85	143	157
	559	539	1,092	1,021

Software and services operating segments	534	548	1,068	1,101
All other	715	517	1,330	1,062
TOTAL NET REVENUE	$13,195	$13,831	$25,976	$26,595

Operating income (loss)
Client Computing Group	$1,602	$2,586	$3,012	$4,433
Data Center Group	1,843	1,842	3,544	3,178
Internet of Things Group	145	146	232	261
Software and services operating segments	14	19	17	27
All other	(708)	(749)	(1,294)	(1,545)
TOTAL OPERATING INCOME	$2,896	$3,844	$5,511	$6,354
During the first quarter of 2015, we combined the PC Client Group and Mobile and Communications Group to create the Client Computing Group (CCG). This change in our organizational structure reflects our strategy to address all aspects of the client computing market segment and utilize our intellectual property to offer compelling customer solutions. All prior-period amounts have been retrospectively adjusted to reflect the way we internally manage and monitor segment performance starting in fiscal year 2015 and includes other minor reorganizations.
Our operating segment results shown above are comprised of the following:

•
Client Computing Group: Includes platforms designed for the notebook (including Ultrabook™ devices), 2 in 1 systems, the desktop (including all-in-ones and high-end enthusiast PCs), tablets, and smartphones; wireless and wired connectivity products; as well as mobile communication components.

•	Data Center Group: Includes server, network, and storage platforms designed for enterprise, cloud, communications infrastructure, and technical computing segments.

•
Internet of Things Group: Includes platforms designed for embedded market segments including retail, transportation, industrial, and buildings and home, along with a broad range of other market segments.

•
Software and services operating segments: Includes software and hardware products for endpoint security, network and content security, risk and compliance, and consumer and mobile security from our McAfee business, and software products and services that promote Intel architecture as the platform of choice for software development.

•	All other category includes revenue, expenses, and charges such as:

◦	results of operations from our Non-Volatile Memory Solutions Group and New Devices Group;

◦	amounts included within restructuring and asset impairment charges;

◦	a portion of profit-dependent compensation and other expenses not allocated to the operating segments;

◦	divested businesses for which discrete operating results are not regularly reviewed by our CODM;

◦	results of operations of start-up businesses that support our initiatives, including our foundry business; and

◦	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

A substantial majority of our revenue is generated from the sale of platforms. Platforms incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multichip package. Our remaining primary product lines are incorporated in "other."

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INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q2 2015	Q2 2015	Q2 YTD 2015
	compared to Q1 2015	compared to Q2 2014	compared to Q2 YTD 2014
Client Computing Group Platform
Unit Volumes	—%	(10)%	(3)%
Average Selling Prices	2%	(3)%	(8)%

Data Center Group Platform
Unit Volumes	2%	5%	10%
Average Selling Prices	3%	5%	4%

Client Computing Group Notebook, Desktop and Tablet Platform Key Drivers
- Notebook platform volumes decreased 11% from Q2 2014 to Q2 2015
- Notebook platform average selling prices decreased 2% from Q2 2014 to Q2 2015
- Desktop platform volumes decreased 22% from Q2 2014 to Q2 2015
- Desktop platform average selling prices increased 6% from Q2 2014 to Q2 2015
- Tablet platform volumes increased 11% from Q2 2014 to Q2 2015, up to 10 million units

- Notebook platform volumes decreased 4% from the first six months of 2014 to the first six months of 2015
- Notebook platform average selling prices decreased 2% from the first six months of 2014 to the first six months of 2015
- Desktop platform volumes decreased 19% from the first six months of 2014 to the first six months of 2015
- Desktop platform average selling prices increased 4% from the first six months of 2014 to the first six months of 2015
- Tablet platform volumes increased 23% from the first six months of 2014 to the first six months of 2015, up to 17 million units

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INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), the accompanying Q2 2015 earnings conference contains references to non-GAAP financial measures of gross cash, net cash and other longer term investments, which are used by management when assessing our sources of liquidity and capital resources. We believe these non-GAAP financial measures are helpful to investors in understanding our capital structure and how we manage our resources. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

	Jun 27, 2015	Mar 28, 2015	Dec 27, 2014

GAAP CASH AND CASH EQUIVALENTS	$4,454	$4,244	$2,561
Short-term investments	2,606	1,864	2,430
Trading assets	6,810	8,010	9,063
Total cash investments	$13,870	$14,118	$14,054

GAAP OTHER LONG-TERM INVESTMENTS	$1,727	$1,675	$2,023
Loans receivable and other	1,202	1,354	1,335
Reverse repurchase agreements with original maturities greater than approximately three months	450	450	450
NON-GAAP OTHER LONGER TERM INVESTMENTS	$3,379	$3,479	$3,808
NON-GAAP GROSS CASH	$17,249	$17,597	$17,862

	Jun 27, 2015	Mar 28, 2015	Dec 27, 2014

GAAP CASH AND CASH EQUIVALENTS	$4,454	$4,244	$2,561
Short-term investments	2,606	1,864	2,430
Trading assets	6,810	8,010	9,063
Total cash investments	$13,870	$14,118	$14,054
Short-term debt	(1,118)	(1,121)	(1,604)
Unsettled trade liabilities and other	(418)	(106)	(77)
Long-term debt	(12,116)	(12,112)	(12,107)
NON-GAAP NET CASH (excluding other longer term investments)	$218	$779	$266

GAAP OTHER LONG-TERM INVESTMENTS	$1,727	$1,675	$2,023
Loans receivable and other	1,202	1,354	1,335
Reverse repurchase agreements with original maturities greater than approximately three months	450	450	450
NON-GAAP OTHER LONGER TERM INVESTMENTS	$3,379	$3,479	$3,808
NON-GAAP NET CASH (including other longer term investments)	$3,597	$4,258	$4,074